Exhibit 99.1
APi Group Reports Fourth Quarter and Full Year 2024 Financial Results
-Record fourth quarter net revenues of $1.9 billion, representing year-over-year growth of 5.8%
with double digit inspection revenue growth in U.S. Life Safety-
-Record fourth quarter net income of $67 million, representing year-over-year growth of 168%-
-Record fourth quarter adjusted EBITDA of $242 million, representing year-over-year growth of 16.3%-
-Record full year operating cash flow with strong adjusted free cash flow conversion of 75%-
New Brighton, Minnesota – February 26, 2025 – APi Group Corporation (NYSE: APG) (“APi” or the “Company”) today reported its financial results for the three months and full year ended December 31, 2024.
Russ Becker, APi’s President and Chief Executive Officer stated: “Our record results in 2024 once again demonstrate the strength of our recurring revenue, services-focused business model and the ongoing execution of our strategy by our teammates. We begin 2025 with positive momentum and the demand for the services we offer is strong across our global platform. We remain relentlessly focused on growing inspection, service and monitoring revenue. That, combined with the accelerating growth in our backlog, provides a solid foundation for returning to traditional rates of organic growth in 2025 while continuing to expand our margins. We ended 2024 with a net leverage ratio of approximately 2.2x, comfortably below our net leverage target of 2.5x, driven by a 20%+ increase in adjusted free cash flow with conversion for the year in line with our increased target of 75%. Our balance sheet is strong, which gives us significant flexibility to pursue value enhancing capital allocation alternatives in 2025. We remain focused on creating sustainable shareholder value by delivering on our long-term financial targets, with a near-term focus on adjusted EBITDA margin of 13% or more this year. As a reminder, we will be hosting an investor day on May 21 in New York for professional investors, where we will be detailing new, meaningfully higher long-term financial targets and updates to our strategic plan."
Fourth Quarter and Full Year 2024 Consolidated Results:

	Three Months Ended December 31,			Year Ended December 31,
	2024	2023	Y/Y	2024	2023	Y/Y
Net revenues	$1,861	$1,759	5.8%	$7,018	$6,928	1.3%
Organic net revenue growth (a)			1.3%			(0.9)%

GAAP
Gross profit	$575	$508	13.2%	$2,178	$1,940	12.3%
Gross margin	30.9%	28.9%	+200 bps	31.0%	28.0%	+300 bps

Net income	$67	$25	168.0%	$250	$153	63.4%
Diluted EPS	$(0.10)	$(1.08)	NM	$(0.84)	$(0.68)	NM

Adjusted non-GAAP comparison
Adjusted gross profit	$579	$529	9.5%	$2,186	$1,981	10.3%
Adjusted gross margin	31.1%	30.1%	+100 bps	31.1%	28.6%	+250 bps

Adjusted EBITDA	$242	$208	16.3%	$893	$782	14.2%
Adjusted EBITDA as a % of adjusted net revenues	13.0%	11.8%	+120 bps	12.7%	11.3%	+140 bps

Adjusted net income	$143	$120	19.2%	$514	$430	19.5%
Adjusted diluted EPS	$0.51	$0.44	15.9%	$1.84	$1.58	16.5%

Notes: Refer to non-GAAP reconciliations to the most comparable GAAP measures.
(a)Organic change in net revenues provides a consistent basis for a year-over-year comparison in net revenues as it excludes the impacts of material acquisitions, divestitures, and the impact of changes due to foreign currency translation.
NM = Not meaningful
Fourth Quarter 2024 Highlights
•Reported net revenues increased by 5.8% (1.3% organic) driven by acquisitions, strong growth in inspection, service, and monitoring revenues, and pricing improvements in the Safety Services segment, partially offset by divestitures and project delays primarily in the HVAC business and Specialty Services segment.
•Reported and adjusted gross margin increased 200 and 100 basis points, respectively, compared to prior year period driven by planned disciplined customer and project selection, pricing improvements, and value capture initiatives in our Safety Services segment.
•Reported net income was $67 million and diluted EPS was $(0.10). Adjusted net income was $143 million and adjusted diluted EPS was $0.51, representing a 15.9% increase compared to prior year period. The increase in adjusted diluted EPS was driven by growth in adjusted EBITDA, partially offset by increases in interest expense and adjusted diluted weighted average shares outstanding.
•Adjusted EBITDA increased by 16.3% (16.7% on a fixed currency basis) compared to prior year period and adjusted EBITDA margin increased 120 basis points to a fourth quarter record of 13.0%, primarily driven by the increase in adjusted gross margin, partially offset by lower fixed cost absorption in the Specialty Services segment.
2024 Highlights
•Reported net revenues increased by 1.3% (0.9% organic decline) driven by acquisitions, strong growth in inspection, service, and monitoring revenues, and pricing improvements in the Safety Services segment, partially offset by divestitures, planned disciplined customer and project selection as well as project delays in our HVAC business and Specialty Services segment.
•Reported and adjusted gross margin increased 300 and 250 basis points, respectively, compared to prior year period driven by planned disciplined customer and project selection, pricing improvements, and value capture initiatives in our Safety Services segment.
•Reported net income was a record $250 million and diluted EPS was $(0.84). Adjusted net income was $514 million and adjusted diluted EPS was $1.84, representing a 16.5% increase from prior year period. The increase in adjusted diluted EPS was driven by growth in adjusted EBITDA, partially offset by an increase in adjusted diluted weighted average shares outstanding.
•Adjusted EBITDA increased by 14.2% compared to the prior year period and adjusted EBITDA margin increased 140 basis points to a full year record of 12.7%, primarily driven by the increase in adjusted gross margin, partially offset by lower fixed cost absorption in the Specialty Services segment.

Fourth Quarter and Full Year 2024 Segment Results:
Safety Services

	Three Months Ended December 31,			Year Ended December 31,
	2024	2023	Y/Y	2024	2023	Y/Y
Safety Services
Net revenues	$1,399	$1,238	13.0%	$5,227	$4,871	7.3%
Organic net revenue growth (a)			4.7%			2.4%

GAAP
Gross profit	$495	$413	19.9%	$1,833	$1,570	16.8%
Gross margin	35.4%	33.4%	+200 bps	35.1%	32.2%	+290 bps

Segment earnings	$224	$189	18.5%	$809	$664	21.8%
Segment earnings margin	16.0%	15.3%	+70 bps	15.5%	13.6%	+190 bps

Adjusted non-GAAP comparison
Adjusted gross profit	$499	$434	15.0%	$1,841	$1,611	14.3%
Adjusted gross margin	35.7%	35.1%	+60 bps	35.2%	33.1%	+210 bps
Notes: Refer to non-GAAP reconciliations to the most comparable GAAP measures.
(a)Organic change in net revenues provides a consistent basis for a year-over-year comparison in net revenues as it excludes the impacts of material acquisitions, divestitures, and the impact of changes due to foreign currency translation.
Fourth Quarter 2024 Safety Services Highlights
•Reported net revenues increased by 13.0% (4.7% organic) driven by acquisitions, strong growth in inspection, service and monitoring revenues and pricing improvements, partially offset by a decline in project revenues in the HVAC business.
•Reported and adjusted gross margin increased 200 and 60 basis points, respectively, compared to prior year period driven by planned disciplined project and customer selection, pricing improvements, value capture initiatives and an improved business mix of inspection, services and monitoring revenues.
•Reported segment earnings increased by 18.5% (18.9% on a fixed currency basis) compared to prior year period. Segment earnings margin was 16.0%, a fourth quarter record and a 70 basis point increase compared to prior year period, primarily due to the increase in adjusted gross margins.
2024 Safety Services Highlights
•Reported net revenues increased by 7.3% (2.4% organic) driven by acquisitions, strong growth in inspection, service and monitoring revenues and pricing improvements, partially offset by a decline in project revenues in the HVAC business.
•Reported and adjusted gross margin increased 290 and 210 basis points, respectively, compared to prior year period driven by planned disciplined project and customer selection, pricing improvements, value capture initiatives and an improved business mix of inspection, services and monitoring revenues.
•Reported segment earnings increased by 21.8% compared to prior year period. Segment earnings margin was 15.5%, a full year record and 190 basis point increase compared to prior year period, primarily due to the factors impacting adjusted gross margin.

Specialty Services

	Three Months Ended December 31,			Year Ended December 31,
	2024	2023	Y/Y	2024	2023	Y/Y
Specialty Services
Net revenues	$463	$525	(11.8)%	$1,798	$2,079	(13.5)%
Organic net revenue growth (a)			(7.6)%			(9.6)%

GAAP
Gross profit	$80	$95	(15.8)%	$345	$370	(6.8)%
Gross margin	17.3%	18.1%	(80) bps	19.2%	17.8%	+140 bps

Segment earnings	$46	$59	(22.0)%	$209	$239	(12.6)%
Segment earnings margin	9.9%	11.2%	(130) bps	11.6%	11.5%	+10 bps

Adjusted non-GAAP comparison
Adjusted gross profit	$80	$95	(15.8)%	$345	$370	(6.8)%
Adjusted gross margin	17.3%	18.1%	(80) bps	19.2%	17.8%	+140 bps
Notes: Refer to non-GAAP reconciliations to the most comparable GAAP measures.
(a)Organic change in net revenues provides a consistent basis for a year-over-year comparison in net revenues as it excludes the impacts of material acquisitions, divestitures, and the impact of changes due to foreign currency translation.
Fourth Quarter 2024 Specialty Services Highlights
•Reported net revenues declined by 11.8% (7.6% organic decline) driven by divestitures and a decline in project and service revenues partially driven by delays.
•Reported and adjusted gross margin each decreased 80 basis points compared to prior year period driven by lower fixed cost absorption and stranded costs from delays, partially offset by the favorable impact from planned disciplined customer and project selection.
•Reported segment earnings decreased by 22.0% driven by lower revenues. Segment earnings margin was 9.9%, representing a 130 basis point decrease compared to prior year period, primarily driven by the decrease in adjusted gross margin and lower fixed cost absorption.
2024 Specialty Services Highlights
•Reported net revenues declined by 13.5% (9.6% organic decline) driven by divestitures, planned disciplined customer and project selection, as well as a decline in project and service revenues due to customer and permitting delays.
•Reported and adjusted gross margin each increased 140 basis points compared to prior year period driven by the favorable impact from planned disciplined customer and project selection and pricing improvements.
•Reported segment earnings decreased by 12.6% compared to the prior year. Segment earnings margin was 11.6%, representing a 10 basis point increase compared to prior year period, primarily driven by the factors impacting adjusted gross margin, partially offset by lower fixed cost absorption.
Guidance
APi Group announces initial 2025 guidance based on current foreign exchange rates.
For the full year 2025, the company expects:
• Net Revenues of $7,300 to $7,500 million
• Adjusted EBITDA of $970 to $1,020 million
• Adjusted Free Cash Flow Conversion approximately 75%
For the first quarter of 2025, the company expects:
• Net Revenues of $1,625 to $1,675 million
• Adjusted EBITDA of $185 to $195 million

Conference Call
APi will hold a webcast/dial-in conference call to discuss its financial results at 8:30 a.m. (Eastern Time) on Wednesday, February 26, 2025. Participants on the call will include Russell A. Becker, President and Chief Executive Officer; David Jackola, Interim Chief Financial Officer; and James E. Lillie and Sir Martin E. Franklin, Co-Chairs.
To listen to the call by telephone, please dial 800-715-9871 or 646-307-1963 and provide Conference ID 9082916. You may also attend and view the presentation (live or by replay) via webcast by accessing the following URL:
https://events.q4inc.com/attendee/914789437
A replay of the call will be available shortly after completion of the live call/webcast via the webcast link above.
About APi:
APi is a global, market-leading business services provider of fire and life safety, security, elevator and escalator, and specialty services with a substantial recurring revenue base and over 500 locations worldwide. APi provides statutorily mandated and other contracted services to a strong base of long-standing customers across industries. We have a winning leadership culture driven by entrepreneurial business leaders to deliver innovative solutions for our customers. More information can be found at www.apigroupcorp.com.
Investor Relations and Media Inquiries:
Adam Fee
Vice President of Investor Relations
Tel: +1 651-240-7252
Email: investorrelations@apigroupinc.us

Forward-Looking Statements and Disclaimers
Please note that in this press release the Company may discuss events or results that have not yet occurred or been realized, commonly referred to as forward-looking statements. The Private Securities Litigation Reform Act of 1995 provides a safe harbor for forward-looking statements made by or on behalf of APi Group Corporation (“APi” or the “Company”). Such discussion and statements may contain words such as “expect,” “anticipate,” “will,” “should,” “believe,” “intend,” “plan,” “estimate,” “predict,” “seek,” “continue,” “pro forma” “outlook,” “may,” “might,” “should,” “can have,” “have,” “likely,” “potential,” “target,” “indicative,” “illustrative,” and variations of such words and similar expressions, and relate in this press release, without limitation, to statements, beliefs, projections and expectations about future events. Such statements are based on the Company’s expectations, intentions and projections regarding the Company’s future performance, anticipated events or trends and other matters that are not historical facts.
These statements are not guarantees of future performance and are subject to known and unknown risks, uncertainties and other factors that could cause actual results to differ materially from those expressed or implied by such forward-looking statements, including: (i) economic conditions, competition, political risks, and other risks that may affect the Company’s future performance, including the impacts of inflationary pressures and other macroeconomic factors on the Company’s business, markets, supply chain, customers and workforce, on the credit and financial markets, on the alignment of expenses and revenues and on the global economy generally; (ii) supply chain constraints and interruptions, and the resulting increases in the cost, or reductions in the supply, of the materials and commodities the Company uses in its business and for which the Company bears the risk of such increases; (iii) risks associated with the Company’s expanded international operations; (iv) failure to realize the anticipated benefits of our acquisitions and restructuring program, and our ability to successfully execute the Company’s bolt-on acquisition strategy to acquire other businesses and successfully integrate them into its operations; (v) failure to fully execute the Company’s inspection first strategy or to realize the expected service revenue from such inspections; (vi) failure to realize expected benefits from the Company’s other business strategies, including the Company’s disciplined approach to customer and project selection, the Company’s asset-light, services-focused business model and its expected impact on future capital expenditures, and the expected efficiencies from the realignment of the Company’s safety services segment; (vii) risks associated with the Company’s decentralized business model and participation in joint ventures; (viii) improperly managed projects or project delays; (ix) adverse developments in the credit markets which could impact the Company’s ability to secure financing in the future; (x) the Company’s substantial level of indebtedness; (xi) risks associated with the Company’s contract portfolio; (xii) changes in applicable laws or regulations; (xiii) the possibility that the Company may be adversely affected by other economic, business, and/or competitive factors; (xiv) the impact of a global armed conflict; (xv) the trading price of the Company’s common stock, which may be positively or negatively impacted by market and economic conditions, the availability of the Company’s common stock, the Company’s financial performance or determinations following the date of this press release to use the Company’s funds for other purposes; (xvi) geopolitical risks; and (xvii) other risks and uncertainties, including those discussed in the Company’s Annual Report on Form 10-K for the year ended December 31, 2024 under the heading “Risk Factors.” Given these risks and uncertainties, you are cautioned not to place undue reliance on forward-looking statements. Additional information concerning these risks, uncertainties and other factors that could cause actual results to vary is, or will be, included in the periodic and other reports filed by the Company with the Securities and Exchange Commission. Forward-looking statements included in this press release speak only as of the date hereof and, except as required by applicable law, the Company does not undertake any obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or circumstances after the date of this press release.

Non-GAAP Financial Measures
This press release contains non-U.S. GAAP financial measures within the meaning of Regulation G promulgated by the Securities and Exchange Commission. The Company uses certain non-U.S. GAAP financial measures that are included in this press release and the additional financial information both in explaining its results to shareholders and the investment community and in its internal evaluation and management of its businesses. The Company’s management believes that these non-U.S. GAAP financial measures and the information they provide are useful to investors since these measures (a) permit investors to view the Company’s performance using the same tools that management uses to evaluate the Company’s past performance, reportable business segments and prospects for future performance, (b) permit investors to compare the Company with its peers, (c) in case of adjusted EBITDA, determines certain elements of management’s incentive compensation, and (d) provide consistent period-to-period comparisons of the results. Specifically:
•The Company’s management believes that adjusted gross profit, adjusted selling, general and administrative (“SG&A”) expenses, adjusted net income, and adjusted earnings per share, which are non-GAAP financial measures that exclude business transformation and other expenses for the integration of acquired businesses, the impact and results of businesses classified as assets held-for-sale and businesses divested, and one-time and other events such as impairment charges, restructuring costs, transaction and other costs related to acquisitions, amortization of intangible assets, and non-service pension cost or benefit are useful because they provide investors with a meaningful perspective on the current underlying performance of the Company’s core ongoing operations.
•The Company supplements the reporting of its consolidated financial information with certain financial measures including adjusted EBITDA, a non-GAAP financial measure, which is defined as earnings before interest, taxes, depreciation and amortization, excluding the impact of certain non-cash and other specifically identified items, and including corporate costs and eliminations. Adjusted EBITDA margin is calculated as adjusted EBITDA divided by net revenues. The Company also supplements its reporting with segment earnings, which is defined as earnings before interest, taxes, depreciation and amortization, excluding the impact of certain non-cash and other specifically identified items, is the measure of profitability used by management to manage its segments and, accordingly, in its segment reporting. Segment earnings margin is calculated as segment earnings divided by net revenues. The Company believes these measures provide meaningful information and help investors understand the Company’s financial results and assess its prospects for future performance. The Company uses adjusted EBITDA and segment earnings to evaluate its performance, both internally and as compared with its peers, because these measures exclude certain items that may not be indicative of the Company’s core operating results.
•The Company discloses fixed currency net revenues and adjusted EBITDA (“FFX”) on a consolidated basis and segment earnings on a segment specific basis to provide a more complete understanding of underlying revenue, adjusted EBITDA, and segment earnings trends by providing net revenues, adjusted EBITDA, and segment earnings on a consistent basis. Under U.S. GAAP, income statement results are translated in U.S. Dollars at the average exchange rates for the period presented. Management believes that the fixed currency non-GAAP measures are useful in providing period-to-period comparisons of the results of the Company’s operational performance, as it excludes the translation impact of exchange rate fluctuations on our international results. Fixed currency amounts included in this release are based on translation into U.S. dollars at the fixed foreign currency exchange rates established by management at the beginning of 2024.
•The Company also presents organic changes in net revenues on a consolidated basis or segment specific basis to provide a more complete understanding of underlying revenue trends by providing net revenues on a consistent basis as it excludes the impacts of material acquisitions, completed divestitures, and changes in foreign currency from year-over-year comparisons on reported net revenues, calculated as the difference between the reported net revenues for the current period and reported net revenues for the current period converted at fixed foreign currency exchange rates (excluding material acquisitions and divestitures). The remainder is divided by prior year fixed currency net revenues, excluding the impacts of completed divestitures.

•The Company presents free cash flow, adjusted free cash flow and adjusted free cash flow conversion, which are liquidity measures used by management as factors in determining the amount of cash that is available for working capital needs or other uses of cash, however, it does not represent residual cash flows available for discretionary expenditures. Free cash flow is defined as cash provided by (used in) operating activities less capital expenditures. Adjusted free cash flow is defined as cash provided by (used in) operating activities plus or minus events including, but not limited to, transaction and other costs related to acquisitions, business transformation and other expenses for the integration of acquired businesses, payments on acquired liabilities, payments made for restructuring programs, impacts of businesses classified as assets held-for-sale and businesses divested, one-time and other events such as post-measurement period purchase accounting adjustments for acquisitions and public offerings, and COVID-19 related payroll tax deferral and relief items. Adjusted free cash flow conversion is defined as adjusted free cash flow as a percentage of adjusted EBITDA.
•The Company calculates its leverage ratio in accordance with its debt agreements which include different adjustments to EBITDA from those included in the adjusted EBITDA numbers reported externally.
While the Company believes these non-U.S. GAAP measures are useful in evaluating the Company’s performance, this information should be considered as supplemental in nature and not as a substitute for or superior to the related financial information prepared in accordance with U.S. GAAP. Additionally, these non-U.S. GAAP financial measures may differ from similar measures presented by other companies. A reconciliation of these non-U.S. GAAP financial measures is included later in this press release.
The Company does not provide reconciliations of forward-looking non-U.S. GAAP adjusted EBITDA and growth in organic net revenues to GAAP due to the inherent difficulty in forecasting and quantifying certain amounts that are necessary for such reconciliations, including adjustments that could be made for acquisitions and divestitures, business transformation and other expenses for the integration of acquired businesses, one-time and other events such as impairment charges, transaction and other costs related to acquisitions, restructuring costs, amortization of intangible assets, and other charges reflected in the Company’s reconciliation of historic numbers, the amount of which, based on historical experience, could be significant.

APi Group Corporation
Condensed Consolidated Statements of Operations (GAAP)
(Amounts in millions, except per share data)
(Unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2024	2023	2024	2023
Net revenues	$1,861	$1,759	$7,018	$6,928
Cost of revenues	1,286	1,251	4,840	4,988
Gross profit	575	508	2,178	1,940
Selling, general, and administrative expenses	459	433	1,694	1,581
Operating income	116	75	484	359
Interest expense, net	36	33	146	145
Loss on extinguishment of debt, net	1	4	1	7
Investment expense (income) and other, net	1	(7)	7	(25)
Other expense, net	38	30	154	127
Income before income taxes	78	45	330	232
Income tax provision	11	20	80	79
Net income	$67	$25	$250	$153
Net loss attributable to common shareholders:
Accrued stock dividend on Series A Preferred Stock	(95)	(270)	(95)	(270)
Stock dividend on Series B Preferred Stock	—	(11)	(7)	(44)
Stock conversion of Series B Preferred Stock	—	—	(372)	—
Net loss attributable to common shareholders	$(28)	$(256)	$(224)	$(161)
Net (loss) income per common share:
Basic	$(0.10)	$(1.08)	$(0.84)	$(0.68)
Diluted	(0.10)	(1.08)	(0.84)	(0.68)
Weighted-average shares outstanding:
Basic	275	235	268	235
Diluted	275	235	268	235

APi Group Corporation
Condensed Consolidated Balance Sheets (GAAP)
(Amounts in millions)
(Unaudited)

	December 31, 2024	December 31, 2023
Assets
Current assets:
Cash and cash equivalents	$499	$479
Accounts receivable, net	1,444	1,395
Inventories	143	150
Contract assets	453	436
Prepaid expenses and other current assets	119	122
Total current assets	2,658	2,582
Property and equipment, net	379	385
Operating lease right-of-use assets	268	233
Goodwill	2,894	2,471
Intangible assets, net	1,660	1,620
Deferred tax assets	57	113
Pension and post-retirement assets	120	111
Other assets	116	75
Total assets	$8,152	$7,590
Liabilities, Redeemable Convertible Preferred Stock, and Shareholders’ Equity
Current liabilities:
Short-term and current portion of long-term debt	$4	$5
Accounts payable	497	472
Accrued liabilities	704	729
Contract liabilities	590	526
Operating and finance leases	90	75
Total current liabilities	1,885	1,807
Long-term debt, less current portion	2,749	2,322
Pension and post-retirement obligations	48	50
Operating and finance leases	192	172
Deferred tax liabilities	198	233
Other noncurrent liabilities	127	138
Total liabilities	5,199	4,722
Total redeemable convertible preferred stock	—	797
Total shareholders’ equity	2,953	2,071
Total liabilities, redeemable convertible preferred stock, and shareholders’ equity	$8,152	$7,590

APi Group Corporation
Condensed Consolidated Statements of Cash Flows (GAAP)
(Amounts in millions)
(Unaudited)

	Year Ended December 31,
	2024	2023
Cash flows from operating activities:
Net income	$250	$153
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	302	303
Restructuring charges, net of cash paid	(16)	9
Deferred taxes	(30)	(32)
Share-based compensation expense	32	29
Profit-sharing expense	27	19
Non-cash lease expense	97	88
Net periodic pension expense (benefit)	27	(8)
Loss on extinguishment of debt, net	1	7
Other, net	(23)	—
Pension contributions	(6)	(4)
Changes in operating assets and liabilities, net of effects of acquisitions	$(41)	$(50)
Net cash provided by operating activities	620	514

Cash flows from investing activities:
Acquisitions, net of cash acquired	(778)	(83)
Purchases of property and equipment	(84)	(86)
Proceeds from sales of property, equipment, held for sale assets, and businesses	$33	$54
Net cash used in investing activities	(829)	(115)

Cash flows from financing activities:
Proceeds from long-term borrowings	850	—
Payments on long-term borrowings	(437)	(484)
Repurchases of common stock	—	(41)
Proceeds from the issuance of common shares	458	—
Conversion of Series B Preferred Stock	(600)	—
Payments of acquisition-related consideration	(8)	(4)
Restricted shares tendered for taxes	(13)	(3)
Other financing activities	$(5)	$—
Net cash provided by (used in) financing activities	245	(532)
Effect of foreign currency exchange rate change on cash, cash equivalents, and restricted cash	$(15)	$6
Net increase (decrease) in cash, cash equivalents, and restricted cash	21	(127)
Cash, cash equivalents, and restricted cash, beginning of period	$480	$607
Cash, cash equivalents, and restricted cash, end of period	$501	$480

APi Group Corporation
Reconciliations of GAAP to Non-GAAP Financial Measures
Organic Change in Net Revenues (non-GAAP)
(Unaudited)
Organic change in net revenues

	Three Months Ended December 31, 2024
	Net revenues	Foreign	Net revenues		Organic
	change	currency	change	Acquisitions and	change in
	(as reported)	translation (a)	(fixed currency) (b)	divestitures, net (c)	net revenues (d)
Safety Services	13.0%	(0.1)%	13.1%	8.4%	4.7%
Specialty Services	(11.8)%	—%	(11.8)%	(4.2)%	(7.6)%
Consolidated	5.8%	(0.1)%	5.9%	4.6%	1.3%

	Year Ended December 31, 2024
	Net revenues	Foreign	Net revenues		Organic
	change	currency	change	Acquisitions and	change in
	(as reported)	translation (a)	(fixed currency) (b)	divestitures, net (c)	net revenues (d)
Safety Services	7.3%	0.1%	7.2%	4.8%	2.4%
Specialty Services	(13.5)%	—%	(13.5)%	(3.9)%	(9.6)%
Consolidated	1.3%	0.1%	1.2%	2.1%	(0.9)%
Notes:
(a)Represents the effect of foreign currency on reported net revenues, calculated as the difference between reported net revenues and net revenues at fixed currencies for both periods. Fixed currency amounts are based on translation into U.S. Dollars at fixed foreign currency exchange rates established by management at the beginning of 2024.
(b)Amount represents the year-over-year change when comparing both years after eliminating the impact of fluctuations in foreign exchange rates by translating foreign currency denominated results at fixed foreign currency ("FFX") rates for both periods.
(c)Adjustment to exclude net revenues from material acquisitions from their respective dates of acquisition until the first year anniversary from date of acquisition and net revenues from divestitures for all periods for businesses divested as of December 31, 2024.
(d)Organic change in net revenues provides a consistent basis for a year-over-year comparison in net revenues as it excludes the impacts of material acquisitions, divestitures, and the impact of changes due to foreign currency translation.

APi Group Corporation
Reconciliations of GAAP to Non-GAAP Financial Measures
Gross profit and adjusted gross profit (non-GAAP)
SG&A and adjusted SG&A (non-GAAP)
(Amounts in millions)
(Unaudited)
Adjusted gross profit

		Three Months Ended December 31,		Year Ended December 31,
		2024	2023	2024	2023
Gross profit (as reported)		$575	$508	$2,178	$1,940
Adjustments to reconcile gross profit to adjusted gross profit:
Backlog amortization	(a)	4	7	6	27
Restructuring program related costs	(b)	$—	$14	$2	$14
Adjusted gross profit		$579	$529	$2,186	$1,981

Net revenues		$1,861	$1,759	$7,018	$6,928
Adjusted gross margin		31.1%	30.1%	31.1%	28.6%

Adjusted SG&A

		Three Months Ended December 31,		Year Ended December 31,
		2024	2023	2024	2023
Selling, general, and administrative expenses ("SG&A") (as reported)		$459	$433	$1,694	$1,581
Adjustments to reconcile SG&A to adjusted SG&A:
Amortization of intangible assets	(c)	(57)	(50)	(216)	(197)
Contingent consideration and compensation	(d)	2	(6)	(3)	(14)
Business process transformation expenses	(e)	(26)	(13)	(52)	(30)
Acquisition related expenses	(f)	(2)	—	(13)	(7)
Restructuring program related costs	(b)	(15)	(8)	(30)	(32)
Other	(g)	—	(11)	8	(10)
Adjusted SG&A expenses		$361	$345	$1,388	$1,291

Net revenues		$1,861	$1,759	$7,018	$6,928
Adjusted SG&A as a % of net revenues		19.4%	19.6%	19.8%	18.6%
Notes:
(a)Adjustment to reflect the addback of amortization expense related to backlog intangible assets.
(b)Adjustment to reflect the elimination of expenses associated with restructuring programs and related costs.
(c)Adjustment to reflect the addback of amortization expense.
(d)Adjustment to reflect the elimination of the expense attributable to deferred consideration to prior owners of acquired businesses not expected to continue or recur.
(e)Adjustment to reflect the elimination of expenses associated with the integration and reorganization of newly acquired businesses and non-operational costs related to business process transformation, including system and process development costs and implementation of processes and compliance programs related to the Sarbanes-Oxley Act of 2002.
(f)Adjustment to reflect the elimination of transaction costs related to potential and completed acquisitions and expenses associated with the transition of newly acquired businesses from prior ownership into APi Group.
(g)Adjustment includes various miscellaneous non-recurring items, such as the gain on the sale of a building, costs associated with the Series B Preferred Stock conversion, elimination of changes in fair value estimates to acquired liabilities, and impairment recorded on disposed assets.

APi Group Corporation
Reconciliations of GAAP to Non-GAAP Financial Measures
EBITDA and adjusted EBITDA (non-GAAP)
(Amounts in millions)
(Unaudited)

		Three Months Ended December 31,		Year Ended December 31,
		2024	2023	2024	2023
Net income (as reported)		$67	$25	$250	$153
Adjustments to reconcile net income to EBITDA:
Interest expense, net		36	33	146	145
Income tax provision		11	20	80	79
Depreciation and amortization		81	77	302	303
EBITDA		$195	$155	$778	$680
Adjustments to reconcile EBITDA to adjusted EBITDA:
Contingent consideration and compensation	(a)	(2)	6	3	14
Non-service pension cost (benefit)	(b)	5	(3)	22	(12)
Business process transformation expenses	(c)	26	13	52	30
Acquisition related expenses	(d)	2	—	13	7
Loss on extinguishment of debt, net	(e)	1	4	1	7
Restructuring program related costs	(f)	15	22	32	46
Other	(g)	—	11	(8)	10
Adjusted EBITDA		$242	$208	$893	$782

Net revenues		$1,861	$1,759	$7,018	$6,928
Adjusted EBITDA margin		13.0%	11.8%	12.7%	11.3%
Notes:
(a)Adjustment to reflect the elimination of the expense attributable to deferred consideration to prior owners of acquired businesses not expected to continue or recur.
(b)Adjustment to reflect the elimination of non-service pension cost (benefit), which consists of interest cost, expected return on plan assets and amortization of actuarial gains/losses of the pension programs assumed as part of the Chubb acquisition.
(c)Adjustment to reflect the elimination of expenses associated with the integration and reorganization of newly acquired businesses and non-operational costs related to business process transformation, including system and process development costs and implementation of processes and compliance programs related to the Sarbanes-Oxley Act of 2002.
(d)Adjustment to reflect the elimination of transaction costs related to potential and completed acquisitions and expenses associated with the transition of newly acquired businesses from prior ownership into APi Group.
(e)Adjustment to reflect the elimination of loss on extinguishment of debt resulting from early repayments and repurchases of long-term debt.
(f)Adjustment to reflect the elimination of expenses associated with restructuring programs and related costs.
(g)Adjustment includes various miscellaneous non-recurring items, such as the gain on the sale of a building, costs associated with the Series B Preferred Stock conversion, elimination of changes in fair value estimates to acquired liabilities, and impairment recorded on disposed assets.

APi Group Corporation
Reconciliations of GAAP to Non-GAAP Financial Measures
Income before income tax, net income and EPS and
Adjusted income before income tax, net income and EPS (non-GAAP)
(Amounts in millions, except per share data)
(Unaudited)

		Three Months Ended December 31,		Year Ended December 31,
		2024	2023	2024	2023
Income before income tax provision (as reported)		$78	$45	$330	$232
Adjustments to reconcile income before income tax provision to adjusted income before income tax provision:
Amortization of intangible assets	(a)	61	57	222	224
Contingent consideration and compensation	(b)	(2)	6	3	14
Non-service pension cost (benefit)	(c)	5	(3)	22	(12)
Business process transformation expenses	(d)	26	13	52	30
Acquisition related expenses	(e)	2	—	13	7
Loss on extinguishment of debt, net	(f)	1	4	1	7
Restructuring program related costs	(g)	15	22	32	46
Other	(h)	—	11	(8)	10
Adjusted income before income tax provision		$186	$155	$667	$558

Income tax provision (as reported)		$11	$20	$80	$79
Adjustments to reconcile income tax provision to adjusted income tax provision:
Income tax provision adjustment	(i)	32	15	73	49
Adjusted income tax provision		$43	$35	$153	$128

Adjusted income before income tax provision		$186	$155	$667	$558
Adjusted income tax provision		43	35	153	128
Adjusted net income		$143	$120	$514	$430

Diluted weighted average shares outstanding (as reported)		275	235	268	235
Adjustments to reconcile diluted weighted average shares outstanding to adjusted diluted weighted average shares outstanding:
Dilutive impact of shares from GAAP net loss	(j)	1	33	1	33
Dilutive impact of Series A Preferred Stock	(k)	4	4	4	4
Dilutive impact of conversion of Series B Preferred Stock	(l)	—	—	5	—
Adjusted diluted weighted average shares outstanding		280	272	278	272

Adjusted diluted EPS		$0.51	$0.44	$1.84	$1.58
Notes:
(a)Adjustment to reflect the addback of pre-tax amortization expense related to intangible assets.
(b)Adjustment to reflect the elimination of the expense attributable to deferred consideration to prior owners of acquired businesses not expected to continue or recur.
(c)Adjustment to reflect the elimination of non-service pension cost (benefit), which consists of interest cost, expected return on plan assets and amortization of actuarial gains/losses of the pension programs assumed as part of the Chubb acquisition.
(d)Adjustment to reflect the elimination of expenses associated with the integration and reorganization of newly acquired businesses and non-operational costs related to business process transformation, including system and process development costs and implementation of processes and compliance programs related to the Sarbanes-Oxley Act of 2002.
(e)Adjustment to reflect the elimination of transaction costs related to potential and completed acquisitions and expenses associated with the transition of newly acquired businesses from prior ownership into APi Group.
(f)Adjustment to reflect the elimination of loss on extinguishment of debt resulting from early repayments and repurchases of long-term debt.
(g)Adjustment to reflect the elimination of expenses associated with restructuring programs and related costs.
(h)Adjustment includes various miscellaneous non-recurring items, such as the gain on the sale of a building, costs associated with the Series B Preferred Stock conversion, elimination of changes in fair value estimates to acquired liabilities, and impairment recorded on disposed assets.
(i)Adjustment to reflect an adjusted effective tax rate of 23% which reflects the Company's estimated expectations for taxes to be paid on its adjusted non-GAAP earnings.
(j)Adjustment to add the dilutive impact of options and RSUs which were anti-dilutive and excluded from the diluted weighted average shares outstanding (as reported).
(k)Adjustment for the three months and year ended December 31, 2024 reflects the addition of the dilutive impact of 4 million shares associated with the deemed conversion of Series A Preferred Stock. The adjustment for the three months and year ended December 31, 2023 is partially offset by the elimination of 2 million and 1 million shares, respectively, reflecting the dilutive effect of the Preferred Share dividend as the dividend is contingent upon the share price the last ten days of the calendar year and was not earned as of December 31, 2024.
(l)Adjustment for the weighted average impact of the Series B Preferred Stock that were convertible into approximately 33 million common shares and were outstanding for two months of the year. On February 28, 2024, all Series B Preferred Stock was converted to common stock and there is no longer any dilutive impact from the Series B Preferred Stock.

APi Group Corporation
Adjusted Segment Financial Information (non-GAAP)
(Amounts in millions)
(Unaudited)

		Three Months Ended December 31,		Year Ended December 31,
		2024 (a)	2023 (a)	2024 (a)	2023 (a)
Safety Services
Net revenues		$1,399	$1,238	$5,227	$4,871
Adjusted gross profit		499	434	1,841	1,611
Segment earnings		224	189	809	664

Adjusted gross margin		35.7%	35.1%	35.2%	33.1%
Segment earnings margin		16.0%	15.3%	15.5%	13.6%

Specialty Services
Net revenues		$463	$525	$1,798	$2,079
Adjusted gross profit		80	95	345	370
Segment earnings		46	59	209	239

Adjusted gross margin		17.3%	18.1%	19.2%	17.8%
Segment earnings margin		9.9%	11.2%	11.6%	11.5%

Total net revenues before corporate and eliminations	(b)	$1,862	$1,763	$7,025	$6,950
Total segment earnings before corporate and eliminations	(b)	270	248	1,018	903
Segment earnings margin before corporate and eliminations	(b)	14.5%	14.1%	14.5%	13.0%

Corporate and Eliminations
Net revenues		$(1)	$(4)	$(7)	$(22)
Adjusted EBITDA		(28)	(40)	(125)	(121)

Total Consolidated
Net revenues		$1,861	$1,759	$7,018	$6,928
Adjusted gross profit		579	529	2,186	1,981
Adjusted EBITDA		242	208	893	782

Adjusted gross margin		31.1%	30.1%	31.1%	28.6%
Adjusted EBITDA margin		13.0%	11.8%	12.7%	11.3%
Notes:
(a)Information derived from non-GAAP reconciliations included elsewhere in this press release.
(b)Calculated from results of the Company's reportable segments shown above, excluding Corporate and Eliminations.

APi Group Corporation
Reconciliations of GAAP to Non-GAAP Financial Measures
Adjusted Segment Financial Information (non-GAAP)
(Amounts in millions)
(Unaudited)

	Three Months Ended December 31, 2024				Three Months Ended December 31, 2023
	As Reported	Adjustments		As Adjusted	As Reported	Adjustments		As Adjusted
Safety Services
Net revenues	$1,399	$—		$1,399	$1,238	$—		$1,238
Cost of revenues	904	(4)	(a)	900	825	(7)	(a)	804
						(14)	(b)
Gross profit	$495	$4		$499	$413	$21		$434
Gross margin	35.4%			35.7%	33.4%			35.1%

Specialty Services
Net revenues	$463	$—		$463	$525	$—		$525
Cost of revenues	383	—		383	430	—		430
Gross profit	$80	$—		$80	$95	$—		$95
Gross margin	17.3%			17.3%	18.1%			18.1%

Corporate and Eliminations
Net revenues	$(1)	$—		$(1)	$(4)	$—		$(4)
Cost of revenues	(1)	—		(1)	(4)	—		(4)

Total Consolidated
Net revenues	$1,861	$—		$1,861	$1,759	$—		$1,759
Cost of revenues	1,286	(4)	(a)	1,282	1,251	(7)	(a)	1,230
						(14)	(b)
Gross profit	$575	$4		$579	$508	$21		$529
Gross margin	30.9%			31.1%	28.9%			30.1%
Notes:
(a)Adjustment to reflect the addback of amortization expense related to backlog intangible assets.
(b)Adjustment to reflect the elimination of expenses associated with restructuring programs and related costs.

APi Group Corporation
Reconciliations of GAAP to Non-GAAP Financial Measures
Adjusted Segment Financial Information (non-GAAP)
(Amounts in millions)
(Unaudited)

	Year Ended December 31, 2024				Year Ended December 31, 2023
	As Reported	Adjustments		As Adjusted	As Reported	Adjustments		As Adjusted
Safety Services
Net revenues	$5,227	$—		$5,227	$4,871	$—		$4,871
Cost of revenues	3,394	(6)	(a)	3,386	3,301	(27)	(a)	3,260
		(2)	(b)			(14)	(b)
Gross profit	$1,833	$8		$1,841	$1,570	$41		$1,611
Gross margin	35.1%			35.2%	32.2%			33.1%

Specialty Services
Net revenues	$1,798	$—		$1,798	$2,079	$—		$2,079
Cost of revenues	1,453	—		1,453	1,709	—		1,709
Gross profit	$345	$—		$345	$370	$—		$370
Gross margin	19.2%			19.2%	17.8%			17.8%

Corporate and Eliminations
Net revenues	$(7)	$—		$(7)	$(22)	$—		$(22)
Cost of revenues	(7)	—		(7)	(22)	—		(22)

Total Consolidated
Net revenues	$7,018	$—		$7,018	$6,928	$—		$6,928
Cost of revenues	4,840	(6)	(a)	4,832	4,988	(27)	(a)	4,947
		(2)	(b)			(14)	(b)
Gross profit	$2,178	$8		$2,186	$1,940	$41		$1,981
Gross margin	31.0%			31.1%	28.0%			28.6%
Notes:
(a)Adjustment to reflect the addback of amortization expense related to backlog intangible assets.
(b)Adjustment to reflect the elimination of expenses associated with restructuring programs and related costs.

APi Group Corporation
Reconciliations of GAAP to Non-GAAP Financial Measures
Adjusted Segment Financial Information (non-GAAP)
(Amounts in millions)
(Unaudited)

		Three Months Ended December 31,		Year Ended December 31,
		2024	2023	2024	2023
Corporate and Eliminations
Income before income taxes		$(83)	$(80)	$(290)	$(254)
Interest expense, net		27	24	107	104
Depreciation		1	1	3	2
Amortization		2	1	5	4
Business process transformation expenses	(a)	22	9	43	25
Acquisition related expenses	(b)	2	—	13	2
Loss on extinguishment of debt, net	(c)	1	4	1	7
Restructuring program related costs	(d)	—	—	1	—
Other	(e)	—	1	(8)	(11)
Corporate and Eliminations adjusted EBITDA		$(28)	$(40)	$(125)	$(121)
Notes:
(a)Adjustment to reflect the elimination of expenses associated with the integration and reorganization of newly acquired businesses and non-operational costs related to business process transformation, including system and process development costs and implementation of processes and compliance programs related to the Sarbanes-Oxley Act of 2002.
(b)Adjustment to reflect the elimination of transaction costs related to potential and completed acquisitions and expenses associated with the transition of newly acquired businesses from prior ownership into APi Group.
(c)Adjustment to reflect the elimination of loss on extinguishment of debt resulting from early repayments and repurchases of long-term debt.
(d)Adjustment to reflect the elimination of expenses associated with restructuring programs and related costs.
(e)Adjustment includes various miscellaneous non-recurring items, such as the gain on the sale of a building, costs associated with the Series B Preferred Stock conversion, elimination of changes in fair value estimates to acquired liabilities, and impairment recorded on disposed assets.

APi Group Corporation
Reconciliations of GAAP to Non-GAAP Financial Measures
Change in Segment Earnings (non-GAAP)
(Unaudited)
Change in Segment earnings

	Three Months Ended December 31, 2024
	Change in Segment earnings (public rates) (a)	Foreign currency translation (b)	Change in Segment earnings (fixed currency) (c)
Safety Services	18.5%	(0.4)%	18.9%
Specialty Services	(22.0)%	—%	(22.0)%
Consolidated	16.3%	(0.4)%	16.7%

	Year Ended December 31, 2024
	Change in Segment earnings (public rates) (a)	Foreign currency translation (b)	Change in Segment earnings (fixed currency) (c)
Safety Services	21.8%	0.1%	21.7%
Specialty Services	(12.6)%	—%	(12.6)%
Consolidated	14.2%	0.1%	14.1%
Notes:
(a)Segment earnings derived from non-GAAP reconciliations included elsewhere in this press release.
(b)Adjusted to eliminate the impact of foreign currency on segment earnings amounts, calculated as the difference between segment earnings at public currency rates and segment earnings at fixed currency rates for both periods. Fixed currency amounts are based on translation into U.S. Dollars at fixed foreign currency exchange rates established by management at the beginning of 2024.
(c)Amount represents the year-over-year change when comparing both years after eliminating the impact of fluctuations in foreign exchange rates by translating foreign currency denominated results at fixed foreign currency ("FFX") rates for both periods.

APi Group Corporation
Reconciliations of GAAP to Non-GAAP Financial Measures
Free cash flow and adjusted free cash flow and conversion (non-GAAP)
(Amounts in millions)
(Unaudited)

		Three Months Ended December 31,		Year Ended December 31,
		2024	2023	2024	2023
Net cash provided by operating activities (as reported)		$283	$297	$620	$514
Less: Purchases of property and equipment		(18)	(22)	(84)	(86)
Free cash flow		$265	$275	$536	$428
Add: Cash payments related to following items:
Contingent compensation	(a)	2	—	18	18
Business process transformation expenses	(b)	22	10	48	32
Acquisition related expenses	(c)	2	—	12	5
Restructuring program related payments	(d)	15	12	45	30
Payroll tax deferral	(e)	—	—	—	9
Other	(f)	1	3	9	15
Adjusted free cash flow		$307	$300	$668	$537

Adjusted EBITDA	(g)	$242	$208	$893	$782
Adjusted free cash flow conversion		126.9%	144.2%	74.8%	68.7%
Notes:
(a)Adjustment to reflect the elimination of deferred payments to prior owners of acquired businesses not expected to continue or recur.
(b)Adjustment to reflect the elimination of expenses associated with the integration and reorganization of newly acquired businesses and non-operational costs related to business process transformation, including system and process development costs and implementation of processes and compliance programs related to the Sarbanes-Oxley Act of 2002.
(c)Adjustment to reflect the elimination of transaction costs related to potential and completed acquisitions and expenses associated with the transition of newly acquired businesses from prior ownership into APi Group.
(d)Adjustment to reflect payments made for restructuring programs and related costs.
(e)Adjustment reflects the elimination of operating cash for the impact of the Coronavirus Aid Relief and Economic Security (CARES) Act. During the first quarter of 2020, the CARES Act was passed, allowing the Company to defer the payment of the employer's share of Social Security taxes until December 2021 and December 2022. The final payments were made on the amount deferred in 2020 during the first half of 2023.
(f)Adjustment includes various miscellaneous non-recurring items, such as elimination of payments made on the Series B Preferred Stock conversion, and payments made related to the debt repricing transaction.
(g)Adjusted EBITDA derived from non-GAAP reconciliations included elsewhere in this press release.